Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Organic To Go Food Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 17, 2008, with respect to the consolidated financial statements of Organic To Go, Inc. appearing in the Company's annual report on Form 10-K for the year ended December 31, 2007.

/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
September 15, 2008